As filed with the Securities and Exchange Commission on September 23, 1997

                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 JeffBanks, Inc.
             (Exact name of registrant as specified in its charter)

                                  Pennsylvania
         (State or other jurisdiction of incorporation or organization)

                                   23-2189480
                      (I.R.S. Employer Identification No.)

      1609 Walnut Street, Philadelphia, Pennsylvania 19103, (215-564-5040) (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Betsy Z. Cohen, Esquire, JeffBanks, Inc.
      1609 Walnut Street, Philadelphia, Pennsylvania 19103 (215) 564-5040
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

                                 With a copy to:

                           J. Baur Whittlesey, Esquire
                            Ledgewood Law Firm, P.C.
                          1521 Locust Street, Suite 800
                             Philadelphia, PA 19102

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box [ ].

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ] .

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].
                                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                    Proposed        Proposed maximum
Title of each class of              maximum         aggregate       Amount of
securities to be       Amount to be offering price  offering        registration
registered             registered   per unit(1)     price           fee
--------------------------------------------------------------------------------
Common Stock (par       245,956    $34.50           $8,485,482      $2,571.36
value $1.00 per
share). . . . . . . . .
--------------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high $35.25 and low $33.75 prices reported on the NASDAQ National Market System on September 19, 1997 (a date within 5 business days prior to the date of this filing).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                                 234,248 Shares


                                     [LOGO]
                                 JEFFBANKS, INC.
                                  Common Stock


     The shares (the "Shares") of JeffBanks, Inc. (the "Company") Common Stock (the "Common Stock") offered hereby may be sold by the persons named in "Selling Shareholders" from time to time on the Nasdaq National Market ("Nasdaq") or otherwise, in special offerings, secondary distributions pursuant to and in accordance with applicable rules, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. Selling Shareholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from Selling Shareholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). Selling Shareholders may, as and when Rule 144 under the Securities Act of 1933 is available, sell shares covered by this Prospectus in one or more transactions under said Rule. See "Plan of Distribution."

     The Common Stock is listed for trading on Nasdaq under the symbol "JEFF." On September 19, 1997, the last reported sale price for the Common Stock was $35.25 per share.

     The Company will not receive any part of the proceeds from the sale of the Shares. The Company has agreed to pay certain registration expenses in connection with the offering (excluding brokerage commissions) estimated at approximately $30,000.

             THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS,
               DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS
                 ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL
                    DEPOSIT INSURANCE CORPORATION, ANY OTHER
                        GOVERNMENTAL AGENCY OR OTHERWISE.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY
                       OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

               The date of this Prospectus is September 23, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, copies of such documents may be obtained through the Commission's Internet address at http://www.sec.gov. The Company's Common Stock is authorized for quotation on Nasdaq and, accordingly, such materials and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (No. 333- ) (together with any amendments thereto, the "Registration Statement"), under the Securities Act, with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and financial statements, notes and schedules filed as part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or incorporated by reference therein.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, previously filed with the Commission (File No. 0-22850) pursuant to Section 13 of the Exchange Act, are incorporated by reference herein and made a part hereof: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus should be read in conjunction with, and is qualified in its entirety by, the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

     The Company will provide without charge, to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits not specifically incorporated by reference therein). Written or oral requests for such copies should be directed to: Secretary, JeffBanks, Inc., 1609 Walnut Street, Philadelphia, Pennsylvania 19103 (215) 564- 5040.

                                   THE COMPANY


     The Company is a Pennsylvania chartered, registered bank holding company headquartered in Philadelphia with two wholly-owned subsidiaries, Jefferson Bank ("Jefferson PA") and Jefferson Bank of New Jersey ("Jefferson NJ"). The Company operates principally through its subsidiary banks which are engaged in the commercial banking business in Philadelphia, Pennsylvania and its immediately adjacent Pennsylvania and New Jersey suburbs. As of June 30, 1997, the Company had total assets of $1.17 billion, total deposits and interest-bearing liabilities of $1.06 billion and shareholders' equity of $96.2 million. The Company currently operates an executive office, thirty retail branch offices and a mortgage loan production office.

     The Company's executive offices are located at 1609 Walnut Street, Philadelphia 19103, and its telephone number is (215)564-5040. As used in this Prospectus, the term "Company" means the Company and its consolidated subsidiaries.

     Additional information concerning the Company is included in the documents of the Company incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered by the Selling Shareholders.

                         DETERMINATION OF OFFERING PRICE

     The Shares may be sold from time to time on Nasdaq at market prices for the Common Stock prevailing at the time of the sale.

                              SELLING SHAREHOLDERS

     The Selling Shareholders listed below acquired or will acquire the Shares under warrants (the "Warrants") issued pursuant to the terms of an Agreement of Merger (the "Merger Agreement") dated September 5, 1996 and amended on September 30, 1996, by and among United Valley Bancorp., Inc., United Valley Bank, Jefferson Bank and the Company. Under the Merger Agreement, the Company became obligated to (i) prepare and file a shelf registration statement under the Securities Act (the "Shelf Registration Statement") covering the sale of the Shares, (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective as soon as practicable after filing and (iii) use its best efforts to maintain the Shelf Registration Statement in effect for two years from the effective date thereof.

     The following table sets forth, as of September 1, 1997, the number of shares that each of the Selling Shareholders is entitled to purchase under the terms of the Warrants.
                                               Warrants to     Shares Available
Selling Shareholder                          Purchase Shares      for Sale

Charlene L. Brennan ...................          711(1)(10)           711

Robert J. Coleman(2) ..................       71,190(3)(10)        71,190

Edward H. Devine ......................       28,476(4)(10)        28,476

Joseph A. Gennett .....................          355(5)(10)           355

John G. Hoopes(2) .....................       17,797(4)(10)        17,797

R. Scott Horner .......................        2,135(6)(10)         2,135

Ira M. Ingerman .......................       35,594(7)(10)        35,594

Thomas J. Lynch(2) ....................       24,916(8)(10)        24,916

William S. Stamps .....................       32,035(4)(10)        32,035

Stanley L. Stein(2) ...................       28,476(8)(10)        28,476

Eugene Zuecca .........................        4,271(9)(10)         4,271

All Selling Shareholders
as a group ............................      245,956              245,956
                                             =======              =======



(1)Warrant expires on December 31, 1999.

(2)Messrs. Coleman and Hoopes are directors of the Company. Messrs Lynch and Stein are directors of Jefferson PA.

(3)Warrant expires on February 4, 2003.

(4)Warrants expire seriatim in three equal lots of 5,560 shares each (for Mr. Devine), 10,050 shares each (for Mr. Stamps) and 9,070 shares each (for Mr. Stein) on February 4, 1999, February 4, 2000 and February 4, 2001.

(5)Warrant expires on May 1, 2000.

(6)Warrants expire seriatim in two equal lots of 1,017 shares each, on February 4, 1998 and February 4, 1999.

(7)Warrants expire, seriatim, in two equal lots of 11,300 shares each on February, 1999 and February 4, 2000 and in one lot of 11,299 shares on February 4, 2001.

(8)Warrants expire, seriatim, in seven equal lots of 3,390 shares each, on August 17, 200 through August 17, 2006.

(9)Warrants expire, seriatim, in equal lots of 1,356 shares each on September 19, 1997, September 19, 1998 and September 19, 1999.

(10)The number of warrants set forth herein has been adjusted since the original issuance to reflect a 5% stock dividend to all Shareholders on May 13, 1997.

                              PLAN OF DISTRIBUTION

      The distribution of the Shares by the Selling Shareholders may be effected from time to time, in one or more transactions on Nasdaq or otherwise, in special offerings, secondary distributions pursuant to and in accordance with applicable rules and regulations of the Commission and Nasdaq, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. Selling Shareholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from Selling Shareholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). Selling Shareholders may, as and when Rule 144 under the Securities Act of 1933 is available, sell shares covered by this Prospectus in one or more transactions under said Rule.

      Selling Shareholders and broker-dealers that participate with Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting compensation. The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be sold by the Selling Shareholders or the prices at which such shares will be sold.


                                  LEGAL OPINION

      The validity of the Shares being offered hereby is being passed on by Ledgewood Law Firm, P.C., counsel to the Company. A former member of such firm, who is a director and chairman of the executive committee of the Company's Board of Directors, receives debt service payments from such firm in connection with his withdrawal from the firm and the firm's redemption of his interest. The spouse of a member of the firm is an officer of Jefferson, PA.

                                     EXPERTS

      The consolidated financial statements of the Company as of and for the years ended December 31, 1996 and 1995 incorporated by reference in this Prospectus have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon appears therein, and in reliance upon such report of Grant Thornton LLP, given upon the authority of such firm as experts in accounting and auditing.

     No  person  has been  authorized  to give any
     information  or to make  any  representations
     other than those contained or incorporated by
     reference in this Prospectus and, if given or
     made,  such  information  or  representations
     must  not  be  relied  upon  as  having  been
     authorized   by  the  Company.   Neither  the
     delivery   of   this   Prospectus   nor   any
     distribution  of the  securities  to                      245,956 Shares
     which this Prospectus  relates,  shall, under
     any  circumstances,  create  any  implication
     that there has been no change in the  affairs
     of the Company  since the date hereof or that
     the information  contained  herein is correct
     as of any time  subsequent to its date.  This                 [LOGO]
     Prospectus  does not  constitute  an offer to
     sell or a solicitation of an offer to buy any
     securities other than the securities to which
     it   relates   or  an   offer   to   sell  or
     solicitation   of  any   offer  to  buy  such
     securities in any circumstances in which such
     an offer  is or  solicitation  is  unlawful.              JEFFBANKS, INC.

                         TABLE OF CONTENTS
                                                                Common Stock
                                                Page
Available Information.............................2
Incorporation of Certain Documents by Reference...2
Use of Proceeds...................................4
Determination of Offering Price...................4
Selling Shareholders..............................4              PROSPECTUS
Plan of Distribution..............................6
Legal Opinion.....................................6
Experts...........................................6






                                                             September 23, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated to be:

                  Registration Fee............................        $ 2,577.36
                  NASD Listing Fee............................             00.00
                  Legal Fees and Expenses.....................          7,500.00
                  Accountant's Fees and Expenses                        7,000.00
                  Printing Costs..............................          2,500.00
                  Blue Sky Fees...............................            500.00
                  Miscellaneous Expenses......................        $ 1,500.00
                                                                       ---------
                           TOTAL                                     $ 21,577.36
                                                                    ============

Item 15.  Indemnification of Directors and Officers.

         Pursuant to the Pennsylvania Business Corporation Law, the Bylaws of the Company provide that a director of the Company is not personally liable, as such, for monetary damages for any act taken, or any failure to take action, unless (a) the director has breached or failed to perform the duties of his office and (b) the breach or failure constitutes self-dealing, willful misconduct or recklessness. The Bylaw provision does not eliminate the personal monetary liability of a director where such director is responsible or liable pursuant to any criminal statute or for the payment of taxes.

         Pursuant to the Bylaws of the Company, the Company is required to indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer, as the case may be, of the Company.

Item 16.  Exhibits.

         Exhibit No.

         4                 Form of Warrant

         5                 Opinion of Ledgewood Law
                           Firm, P.C. regarding legality
                           of the securities to be
                           registered.

         23       (a)      Consent of Ledgewood Law Firm, P.C.
                           (included in Exhibit 5).


         23       (b)      Consent of Grant Thornton LLP

Item 17.  Undertakings.

         (a)      The undersigned registrant undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (I)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(a) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 17, 1997.

                                             JEFFBANKS, INC.


                                          By:    /S/
                                             Betsy Z. Cohen
                                             Chairman of the Board and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below in so signing also makes, constitutes and appoints Betsy Z. Cohen, Harmon S. Spolan and Edward E. Cohen, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post effective amendments to this Registration Statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact's substitute or substitutes may do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.



    /S/                                         Date:        September 17, 1997
Betsy Z. Cohen, Chairman of the Board,
Chief Executive Officer and Director
(Chief Executive Officer)


   /S/                                          Date:        September 17, 1997
Edward E. Cohen, Chairman of the Executive
Committee and Director


   /S/                                          Date:        September 17, 1997
Robert J. Coleman, Director

  /S/                                           Date:        September 17, 1997
Paul Frenkiel,Senior Vice President - Finance,
Chief Financial Officer and Controller
(Chief Financial and Accounting Officer)



  /S/                                           Date:        September 17, 1997
John G. Hoopes,Director


  /S/                                           Date:        September 17, 1997
Hersh Kozlov, Director


  /S/                                           Date:        September 17, 1997
Arthur Makadon, Director



  /S/                                           Date:        September 17, 1997
P. Sherrill Neff, Director


    /S/                                         Date:        September 17, 1997
James R. Sibel, Chief Credit Officer
and Director

                                                Date:        September 17, 1997
Wiliam H. Lamb, Director


   /S/                                          Date:        September 17, 1997
Harmon S. Spolan, President and Director


   /S/                                          Date:        September 17, 1997
William D. White, Director

                                    EXHIBIT 4
No. W ___                                                  No. of Shares _______
Void after 5:00 p.m. (Eastern Time), seriatim on __________,  ____,  __________,
____ and ___________, ---- .

         THIS WARRANT IS NOT TRANSFERABLE OTHER THAN BY WILL OR PURSUANT
                    TO THE LAWS OF DESCENT AND DISTRIBUTION.



                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                                 JEFFBANKS, INC.

                          DATED AS OF JANUARY 21, 1997


     THIS CERTIFIES THAT, FOR VALUE RECEIVED, ______________, or his permitted assigns (the "Holder") is entitled to purchase from JEFFBANKS, INC., a Pennsylvania corporation ("JBI"), for a period beginning as hereinafter provided and terminating seriatim on __________, ____, __________, ____ and __________,
____, common stock of JBI, par value $1.00 per share (the "Common Stock"), at an initial price of $11.80 per share (which price, as adjusted from time to time as specified herein, is herein referred to as the "Exercise Price"), upon the terms and conditions set forth herein. (The shares of Common Stock deliverable upon the exercise of this Warrant, as adjusted from time to time as specified herein, are herein referred to as the "Warrant Shares".)

                  EXERCISE OF WARRANT. The Warrant Shares shall become available for purchase hereunder in _ equal lots of _______________________________ (_____) shares each. The first such lot became available on __________, ____ ("Lot 1") and the remaining lots became available for purchase seriatim on each of the next 2 succeeding ____________s ("Lots 2" and "Lot 3", respectively). Subject to Section 2 hereof, the right to purchase Warrant Shares included in a lot which is eligible for purchase hereunder shall expire on the date that is 10 years after the date such shares first became eligible for purchase. If the Holder exercises this Warrant to purchase the Warrant Shares, such purchase shall reduce the number of Warrant Shares as to which this Warrant may subsequently be exercised in the order that such shares became eligible for purchase.

      This Warrant may be exercised in whole or, subject to Section 2, in part with respect to the Warrant Shares (but not as to any fractional share) by surrendering it to JBI at its principal office in Philadelphia, Pennsylvania (or such other office or agency as it may designate by notice in writing to the Holder), together with the Purchase Agreement attached hereto as Annex A properly completed and executed and accompanied by payment in full, in cash or by certified check or bank draft payable to the order of JBI of the Exercise Price for the number of shares specified in such agreement. Subject to Section 7, upon receipt by JBI of this Warrant and a duly completed Purchase Agreement together with payment, all in accordance with the terms and conditions specified herein, Holder shall be deemed for all purposes to be the record holder of the Warrant Shares issuable upon such exercise as of the close of business on the date of such receipt. JBI shall deliver to Holder certificates for Warrant Shares so purchased within a reasonable time after such exercise. If Holder exercises for less than all of the shares he is entitled to under this Warrant, than his certificates shall be accompanied by this Warrant, endorsed by the Secretary or an Assistant Secretary of JBI with the number of Warrant Shares so purchased and the date of issuance thereof. If the holder exercises for all of the shares he is entitled to under the Warrant, then JBI shall deliver only the certificates for Warrant Shares so purchased. Unless objected to by Holder in writing within ten (10) days after receipt, such information endorsed on the Warrant shall thereafter be determinative for all purposes hereunder.

                  TERMINATION AND ACCELERATION OF WARRANT.

                    This Warrant is void for all purposes and may not be exercised after 5:00 p.m. (Eastern Time) on __________, ____, with respect to Lot 1, on __________, ____, with respect to Lot 2, and on __________, ____, with respect to Lot 3 (or, if earlier, on the (365th) day after Holder, for any reason, ceases to be a member of the Board of Directors of JeffBanks Acquisitioncorp, Inc.); no Warrant Shares shall thereafter be eligible for purchase hereunder except those shares which were eligible for purchase immediately preceding such event.

                    In the event of a proposed (i) consolidation reorganization or merger of JBI, other than a merger of JBI in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation immediately after the merger as immediately before, (ii) sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets or earning power of JBI, or (iii) liquidation or dissolution of JBI, in each case in connection with which holders of Common Stock are to receive cash, securities or other assets in exchange for all of their shares of Common Stock (a "Covered Transaction"), the Board of Directors of JBI may, in its discretion, terminate this Warrant upon at least fifteen (15) days prior notice to Holder, to be effective upon, and subject to, the occurrence of such Covered Transaction. A condition to any such termination shall be JBI's agreement to pay Holder in cash an amount with respect to each share of Common Stock issuable upon the exercise of this Warrant (assuming solely for such purpose that this Warrant is then exercisable as to all shares to which it is then or may, by the passage of time, subsequently become exercisable by the terms hereof) (the "Available Warrant Shares") equal to the difference between the then applicable Exercise Price and the value, as determined by the Board of Directors of JBI in its sole discretion, of the consideration per share of Common Stock to be received by holders of JBI's Common Stock in connection with such Covered Transaction.

  In the event of a Covered Transaction in which holders of Common Stock are to receive only cash (and no other property) in connection therewith, if the Board of Directors of JBI does not exercise its right to terminate this Warrant pursuant to Section 2(b), Holder, upon notice delivered to JBI at any time before the fifth (5th) business day preceding the effectiveness of such Covered Transaction shall have the right, at his sole option, to exercise this Warrant as to all (but, unless the Board of JBI in its sole discretion otherwise determines, not less than all) Available Warrant Shares; provided, however, that if the holders of Common Stock are to receive an amount of cash with respect to each share of Common Stock which is in excess of the Exercise Price, (on a per share basis, the "Event Amount") Holder may exercise this Warrant without payment of the Exercise Price, subject to his agreement, in form and substance reasonably satisfactory to JBI, to offset the Event Amount payable to Holder with respect to each of the Available Warrant Shares by the amount of the Exercise Price. Any exercise of this Warrant pursuant to this
Section 2(c) shall only be permitted subject to the effectiveness of such Covered Transaction and shall be deemed for all purposes to occur immediately prior thereto.

                  EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. The initial Holder hereof shall have the right to transfer this Warrant (by will, applicable laws of descent and distribution or otherwise) to Holder's immediate family and descendants and to any trusts the sole beneficiaries of which are Holder and Holder's immediate family and descendants; provided that all such transferees shall be treated as a single Holder for all purposes of this Warrant. Other than as expressly provided in the preceding sentence, neither this Warrant nor any interest herein may be assigned, transferred, pledged or otherwise conveyed, and this Warrant is not exchangeable for another warrant or warrants. Upon receipt by JBI of satisfactory evidence of the loss, theft or destruction of this Warrant and of indemnification reasonably satisfactory to JBI (and upon surrender and cancellation of this Warrant, if mutilated), JBI will issue to Holder a new Warrant of like tenor and date.

                  ANTI-DILUTION PROVISIONS. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time as hereinafter provided:

                  (d) If JBI shall at any time issue Common Stock as a dividend upon Common Stock or in payment of a dividend thereon, the Exercise Price then in effect shall be proportionately decreased, effective immediately upon the record date for the determination of shareholders entitled to receive the same.

                    If JBI shall at any time subdivide or combine its outstanding shares of Common Stock (by any stock split, recapitalization, reclassification or otherwise), the Exercise Price then in effect shall be proportionately decreased or increased, as the case may be, effective immediately upon the effective date of such subdivision or combination, or if earlier, any record date established by JBI in connection therewith.

                    Subject to JBI's rights to terminate this Warrant pursuant to Section 2(b), if any capital reorganization or reclassification of the capital stock of JBI, or consolidation or merger of JBI with another entity (other than a change in par value of stock or a merger in which JBI is the surviving corporation and which does not result in any reclassification or change in its capital stock, other than a change in par value), or the sale or transfer of all or substantially all of its assets to another entity shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Available Warrant Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Available Warrant Shares had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of Holder so that the provisions of this Warrant (including, without limitation, exercise periods and provisions for adjustment of the Exercise Price and of the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this warrant. Subject to JBI's right to terminate this Warrant pursuant to
Section 2(b), JBI shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor entity (if other than JBI) resulting from such consolidation or merger or the entity purchasing such assets shall assume, by written instrument, the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase. The provisions hereof shall not affect in any way the right or power of JBI to effect a reorganization, reclassification, consolidation, merger or sale of all or substantially all of its assets.

                    If JBI shall at any time make any non-cash distribution or dividend on its Common Stock in connection with a transaction that does not result in a change in the Exercise Price or the number or kind of securities issuable upon exercise of this Warrant pursuant to paragraphs (a), (b) or (c) of this Section 4, the Board of Directors may, at its sole option, make an appropriate provision, including but not limited to a decrease in the Exercise Price, so as to provide for the interest of Holder.

                    Upon each adjustment of the Exercise Price pursuant to paragraph (a), (b) or (d) of this Section 4, the number of shares of Common Stock specified in this Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share of Common Stock) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of such Warrant and dividing the product obtained by the Exercise Price in effect after such adjustment.

                    Any adjustment of the Exercise Price or of the number or kind of securities issuable upon exercise of this Warrant shall be effective notwithstanding that this Warrant may continue to express the number of shares of Common Stock and Exercise Price in effect prior to such adjustments.

                    A certificate of any firm of independent public accountants of recognized standing selected by JBI's Board of Directors shall be conclusive evidence of any computation made under this Section 4 or under Section 2(b).

                    Whenever there is an adjustment in the Exercise Price or in the number or kind of securities issuable upon exercise of this Warrant, or both, as provided in this Section 4, JBI shall (i) promptly file in the custody of its Secretary or Assistant Secretary a certificate signed by the Chairman of the Board or the President or a Vice President of JBI and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of JBI, showing in detail the facts requiring such adjustment and the number and kind of securities issuable upon exercise of this Warrant after such adjustment; and
(ii) send to Holder a notice stating that such adjustment has been effected and stating the Exercise Price then in effect and the number and kind of securities issuable upon exercise of this Warrant.

                    The Exercise Price and the number of shares issuable upon exercise of this Warrant shall not be adjusted except in the manner and only upon the occurrence of the events heretofore specifically referred to in this
Section 4.


                   NOTICE TO WARRANT HOLDER. So long as this Warrant is outstanding, (a) if JBI offers to the holders of Common Stock any share of any class or any other rights for subscription or purchase by them or (b) if any capital reorganization of JBI, reclassification of the capital stock of JBI, consolidation or merger of JBI with or into another entity (other than a change in par value of stock or a merger in which JBI is the surviving corporation and which does not result in any reclassification or change in the Common Stock, other than a change in par value), or sale, or transfer of all or substantially all of the property and assets of JBI to another entity, or voluntary or involuntary dissolution, liquidation or winding up of JBI shall be effected, then in any such case, JBI shall cause to be mailed by certified mail to Holder, at his last address filed with JBI, at least fifteen (15) days prior to the date specified in (x) or (y), below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be fixed for the purpose of such rights, or (y) such classification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up.

                  CERTAIN  COVENANTS  OF JBI. JBI shall comply with all laws and regulations applicable to the issuance of shares or other securities pursuant to the terms hereof. Notwithstanding any provision to the contrary, if at the time of any exercise of this Warrant, JBI, upon the advice of its counsel, shall have determined that any legal requirement required to be satisfied by JBI prior to the issuance of Warrant Shares or other securities pursuant hereto has not been satisfied, then the issuance of such shares or securities shall not occur until such requirement has been satisfied and, in such event, (a) the period specified in this Warrant for purchase of such Warrant Shares or other securities shall be extended by the number of days equivalent to the period beginning on the date of the aforementioned exercise and ending on the second business day following the date the requirement in question is complied with, and (b) the shares or other securities purchased shall be deemed to be issued for all intents and purposes as of the first business day following the date of such compliance. All shares which may be issued upon the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. JBI further agrees to submit for the approval of JBI's Board of Directors, its Articles of Incorporation to increase the authorized shares of Common Stock. If such amendment is approved by the shareholders, and so long as the rights represented by this Warrant may be exercised, JBI will have authorized and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this and all other warrants and options of JBI, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented thereby.

                  TRANSFER TO COMPLY WITH APPLICABLE LAWS. The transfer of this Warrant is subject to the provisions of Section 3. Any shares or other securities issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except (a) in accordance with applicable securities laws and (b) to a person to whom such shares or other securities may legally be transferred without expense to JBI under federal and state laws and regulations applicable to such sale or disposition.

                  FRACTIONAL SHARES. The exercise of this Warrant shall be only to the nearest whole share as to which it is exercisable, and no cash will be paid and no fraction of a share or scrip shall be issued in lieu of any fraction of a share.

                  RIGHTS OF HOLDER. This Warrant does not entitle Holder to any rights whatsoever of a shareholder. The rights of Holder are limited to those expressed in this Warrant and are not enforceable against JBI except to the extent expressly set forth herein.

                                            JEFFBANKS, INC.



                                            By:
                                                 Betsy Z. Cohen, Chairman
                                                 and Chief Executive Officer

[SEAL]

ATTEST:



Dated as of: January 21, 1997

                              WARRANT - SCHEDULE 1


Pursuant to Section 14(a) of the Warrant ("Anti-Dilution Provisions"), the exercise price of the Warrant has been adjusted to $11.24 to reflect a 5% stock dividend to all Shareholders on May 13, 1997.

                                    EXHIBIT 5


                               September 15, 1997


Grant Thornton LLP
Two Commerce Square
Suite 3100
2001 Market Street
Philadelphia, PA  19103-9970

                  RE:      JeffBanks, Inc.

Gentlemen:

         We have been requested (the "Request") by JeffBanks, Inc. (the "Corporation") to furnish you with certain information in connection with your examination of its financial statements as of December 31, 1996 and as of September 15, 1997, the effective date of this reply.

         Referring to the Corporation's request that we furnish you information with respect to pending or threatened litigation or claims, and unasserted claims and assessments, please be advised that our response is limited as follows:

                  (1) We are using the following definition of "litigation or lawsuit in which the company [sic] is involved directly or indirectly, and of any claims asserted against this company [sic] even though legal proceedings have not started" as referred to in the Request: matters which in each case are understood by us to involve claims that are not admitted liabilities and are being or would be contested, and which are either the subject of pending litigation involving the Corporation or involve instances where a potential claimant has manifested to us, the Corporation or the management of the Corporation (which has notified us thereof) an awareness of and present intention to assert an alleged claim or assessment.

                  (2) With respect to unasserted claims and assessments, we advise and consult with the Corporation from time to time concerning the question of financial statement or other public disclosure of unasserted claims or assessments which have been identified by us or the Corporation only if and when the Corporation requests such advice and consultation (in writing or by a specific oral request) with respect to a particular unasserted claim or assessment and we and the Corporation agree on the nature, extent and cost of the engagement.

                  (3) We are not undertaking to comment upon pending or threatened litigation, claims and assessments, other than as defined in paragraph (1) above, and we are not undertaking to comment upon (i) any unasserted claims and assessments which are not specifically identified in the Request and our comment thereon specifically requested by the Corporation, or
(ii) any advice rendered by us to the Corporation concerning or relating to unasserted claims or assessments.

                  (4) Our response is directed only to matters which have been given substantive attention by us in the form of legal consultation and, where appropriate, legal representation and which we have recognized as falling within the matters referred to in paragraph (1) hereof or which have been specifically identified in the Request and our comment thereon specifically requested by the Corporation. In the preparation of this response, our procedures have been limited to an endeavor to determine from lawyers presently in our firm who have performed services for the Corporation whether such services involved substantive attention in the form of legal consultation concerning any such matters. Accordingly, it is to be noted that we have made no independent review of any of the transactions or contractual arrangements of the Corporation for purposes of this response.

         Subject to the foregoing, we advise that we have been engaged to give substantive attention to, or to represent the Corporation in connection with the litigation previously described in our letter to you dated January 13, 1997 as well as the following matter:

     Effect Leather Shoes Factory, Ltd. v. Jefferson Bank, Court of Common Pleas, Montgomery County, PA, No. 97-11821
                  On June 23, 1997, Effect Leather Shoes Factory, Ltd. ("Effect Leather") commenced this action against Jefferson Bank, alleging counts of breach of consignee's duty, breach of contract, conversion and fraud.
  According to Effect Leather, Jefferson Bank received bills of lading as a consignee and forwarded them to its customer J.A.E. Holdings, Inc. ("J.A.E.") without ensuring that J.A.E. made payment to Effect Leather. Jefferson Bank denies any liability to Effect Leather. During the period in question, Jefferson Bank was not acting as consignee. Moreover, Jefferson Bank never received the bills of lading at issue. Effect Leather seeks damages in the amount of $35,654.10. At the present time, we are unable to express an opinion as to the likelihood of an unfavorable outcome or an estimate of the potential loss to the Jefferson Bank with respect to this matter.

         With respect to the "other matters" referred to in the Request, please be advised that (i) we have not performed any lien searches and so are unable to comment regarding the filing of financing statements with respect to the assets of the Corporation, and (ii) as of September 15, 1997, the effective date of this letter, a total of $6,932.00 is due to us from the Corporation and its subsidiaries for services rendered.

         We  confirm  as  correct  the  understanding  of the  Corporation  that whenever, in the course of performing legal services for the Corporation with respect to a matter recognized to involve an unasserted possible claim or assessment that may call for financial statement disclosure, we have formed a professional conclusion that the Corporation must disclose or consider disclosure concerning such possible claim or assessment, we, as a matter of professional responsibility to the Corporation, will so advise the Corporation and will consult with the Corporation concerning the question of such disclosure and the applicable requirements of Statement of Financial Accounting Standards No. 5.


                                                     Very truly yours,

                                                        /s/

                                                    LEDGEWOOD LAW FIRM, P.C.

                                  EXHIBIT 23(b)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 15, 1997 (except for notes 2 and 7, as to which the dates are January 21, 1997 and February 5, 1997, respectively) accompanying the consolidated financial statements of JeffBanks, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 1996 which is included in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


Grant Thornton LLP
   /s/
Philadelphia, Pennsylvania
September 23, 1997